                                                                   Exhibit 10.46

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment"), dated as of April 15, 2002, is entered into between Bank of America, N.A. ("Lender") and Meade Instruments Corp., a Delaware corporation ("Borrower"), with reference to the following facts:

                                    RECITALS

A. Lender and Borrower are parties to that certain Credit Agreement, dated as of September 24, 2001 (the "Credit Agreement"), pursuant to which Lender provided Borrower with certain credit facilities.

B. Borrower and Lender wish to amend the Credit Agreement as described below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Credit Agreement.

2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               Subject to all of the terms and conditions of this Agreement, the Lender agrees to make available a total credit facility of up to $27,100,000 (the "Total Facility") to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loan described herein. Notwithstanding any term of this Agreement to the contrary, Borrower agrees that while Pricing Level V (as used in the definition of Applicable Margin) is in effect, Borrower may not request any new LIBOR Rate Loans. While Pricing Level V is in effect, any existing LIBOR Rate Loan will be converted into a Base Rate Loan upon conclusion of the Interest Period applicable to such LIBOR Rate Loan.

3. Amendment to Section 7.22. Section 7.22 of the Credit Agreement is amended in its entirety to read as follows:

               7.22 Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below of not less than the applicable ratio set forth below:

                                                   Minimum Fixed
                      Fiscal Quarter Ending        Charge Coverage Ratio
                      ---------------------        ---------------------
                      February 28, 2002            0.50 to 1.00

                      May 31, 2002                 0.50 to 1.00


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

                      August 31, 2002              0.10 to 1.00

                      November 30, 2002 and
                      each Fiscal Quarter
                      ending thereafter            1.00 to 1.00


4. Amendment to Section 7.23. Section 7.23 of the Credit Agreement is amended in its entirety to read as follows:

               7.23 Adjusted Tangible Net Worth. Borrower will maintain Adjusted Tangible Net Worth of not less than the following amounts during the following periods:


                                                   Minimum Adjusted
                      End of Month                 Tangible Net Worth
                      ---------------------        ---------------------
                      Each month prior to
                      and including June 2002      $37,500,000

                      July 2002                    $38,000,000

                      August 2002                  $38,500,000

                      September 2002               $38,830,000

                      October 2002                 $39,383,000

                      November 2002 and each
                      month to and including
                      February 2003                $39,711,000

                      Each month after
                      February 2003                $39,711,000 plus 50% of positive
                                                   Net Income thereafter


               "Net Income" means, with respect to any fiscal period of the Borrower, the Borrower's net income on a consolidated basis as determined in accordance with GAAP and reported on the Financial Statements for such period.

5. Amendment to Section 7.25. Section 7.25 of the Credit Agreement is amended in its entirety to read as follows:

               7.25 US EBITDA. The Borrower will maintain US EBITDA for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below of not less than the applicable minimum US EBITDA set forth below:

                     Fiscal Quarter Ending        Minimum US EBITDA
                     ---------------------        -------------------
                      February 28, 2002            $2,000,000



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

                      May 31, 2002                 $1,000,000

                      August 31, 2002               ($500,000)

                      November 30, 2002            $3,000,000

                      February 28, 2003            $3,075,000

                      May 31, 2003                 $3,250,000

                      August 31, 2003              $3,250,000

                      November 30, 2003            $3,500,000

                      February 29, 2004 and
                      each Fiscal Quarter
                      ending thereafter            $4,250,000


6. Amendments to Annex A. A definition for "Fixed Charge Coverage Ratio Shortfall Reserve" is added to Annex A of the Credit Agreement, and the definitions of "Applicable Margin", and "Maximum Revolver Amount" and "Reserves", as set forth in Annex A to the Credit Agreement are amended to read as follows:

               "Applicable Margin" means

               (i) with respect to Base Rate Revolving Loans, Base Rate Term Loans, and all other Obligations (other than LIBOR Loans), 1%;

               (ii)   with respect to LIBOR Revolving Loans, 3 1/4%; and

               (iii)  with respect to LIBOR Term Loans, 3 1/2%.

               The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrower's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after required delivery to Lender of the Borrower's draft audited Financial Statements to Lender for the Fiscal Year ending February 28, 2002. In the event the draft audited Financial Statements are subsequently determined to be in error, then any resulting change in the Applicable Margin shall be made retroactively to the date when the incorrect Applicable Margin was utilized. Adjustments in Applicable Margins shall be determined by reference to the following grids:


                      IF FIXED CHARGE
                      COVERAGE RATIO               PRICING LEVEL
                      --------------               -------------
                      Greater than 1.50 to 1.00    Level I

                      Greater than 1.25 to 1.00
                      but equal to or less than
                      1.50 to 1.00                 Level II


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

                      Greater than 1.00 to 1.00
                      but equal to or less than
                      1.25 to 1.00                 Level III

                      Greater than 0.75 to 1.00
                      but equal to or less than
                      1.00 to 1.00                 Level IV

                      Equal to or less than
                      0.75 to 1.00                 Level V


                               APPLICABLE MARGINS

                                                   LEVEL I  LEVEL II   LEVEL III   LEVEL IV   LEVEL V
                                                   -------  --------   ---------   --------   -------
                      Base Rate Loans               0.25%     0.50%      0.75%      1.25%      1.50%
                      LIBOR Revolving Loans         2.50%     2.75%      3.00%      3.50%      Not Avail.
                      LIBOR Term Loans              3.50%     3.50%      3.50%      3.50%      Not Avail.


               All adjustments in the Applicable Margins after February 28, 2002, shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month that occurs more than 5 days after the required date of delivery to the Lender of quarterly unaudited or annual draft audited (as applicable) Financial Statements evidencing the need for an adjustment. In the event the draft audited Financial Statements are subsequently determined to be in error, then any resulting change in the Applicable Margin shall be made retroactively to the date when the incorrect Applicable Margin was utilized. Concurrently with the delivery of those Financial Statements, the Borrower shall deliver to the Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

               "Fixed Charge Coverage Ratio Shortfall Reserve" means $1,000,000 at any time the Fixed Charge Coverage Ratio is less than 1.25 to 1 for the period of four consecutive fiscal quarters ending on the last day of the fiscal quarter immediately prior to such time.

               "Maximum Revolver Amount" means $25,000,000.

               "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Lender from time to time in Lender's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Lender's credit judgment: (a) Bank Product Reserves; (b) a reserve for accrued, unpaid interest on the Obligations; (c) reserves for rent at leased locations subject to statutory or contractual landlord liens; (d) the Slow Moving Reserve; (e) the Dilution Adjustment Reserve; (f) warehousemen's or bailees' charges; and
               (g) the Fixed Charge Coverage Ratio Shortfall Reserve.

7. Waiver of Default -- Section 7.23. Compliance with Section 7.23 of the Credit Agreement (as in effect prior to this Amendment) is hereby waived in respect of Borrower complying with the Adjusted Tangible Net Worth requirement for the period from November 30, 2001 through January 31, 2002.

8. Waiver of Default -- Section 7.25. Compliance with Section 7.25 of the Credit Agreement (as in effect prior to this Amendment) is hereby waived in respect of Borrower complying with the US EBITDA requirement for the period from November 30, 2001 through January 31, 2002.

9. No Other Waivers. The waivers contained in Section 7 and Section 8 of this Amendment are expressly limited to the facts and circumstances referred to therein and shall not operate as a waiver of or a consent to non-compliance with any other section of the Credit Agreement or any of the other Loan Documents. The waivers contained in Section 7 and Section 8 are only effective for the specific instances, for the specific purposes and for the specific periods for which given.

10. Representations and Warranties of Borrower. Borrower represents and warrants that: (a) after giving effect to the Amendment no Default or Event of Default exists as of the date of this Amendment; and (b) no Default or Event of Default will result as a consequence of the transactions contemplated by this Amendment.

11. Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of all of the following conditions:

        (a) Execution and Delivery of this Amendment. Lender shall have received an original of this Amendment, duly executed by Borrower.

        (b) Consent and Reaffirmation of Guarantors. Each Guarantor shall have confirmed the continuing validity and effectiveness of the Continuing Guaranty dated as of September 24, 2001, by executing and delivering to Lender its Consent and Reaffirmation of Continuing Guaranty in the form of Exhibit "A" attached to this Amendment.

        (c) Execution and Delivery of Certificate of Resolution. The Agent shall have received an original Certificate of Resolution, in the form of Exhibit "B", duly executed by the Secretary of Borrower.

        (d) Amendment Fee. Lender shall have received an amendment fee of $50,000 in immediately available funds. Borrower acknowledges and agrees that this amendment fee is fully earned and nonrefundable upon receipt by Lender. Borrower acknowledges and agrees that Lender may effect payment of this amendment fee by charging the full amount thereof to Borrower's revolving loan account as a $50,000 Revolving Loan under the Agreement.

        (e) Execution and Delivery of Other Documents. Borrower shall have executed and delivered to the Agent such other documents and instruments as the Agent may require.

12.     Miscellaneous.

        (a) Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any other document or documents relating thereto, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

        (b) Reference to Credit Agreement. The Credit Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

        (c) Credit Agreement Remains in Effect. The Credit Agreement and the other Loan Documents remain in full force and effect and Borrower ratifies and confirms its agreements and covenants contained therein. Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of such date.

        (d) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        (e) Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in the State of California and shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of California.

        (f) Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

        (g) Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        (h) Execution by Facsimile. Facsimile transmission of a signed original of this Amendment or retransmission of any signed facsimile transmission or of any Loan Document will be deemed the same as delivery of an original. At the request of any other party, each of the undersigned will confirm facsimile transmission by signing a duplicate original document.

        (i) Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        (j) Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of Lender's in-house counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, this Agreement or any other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of Lender's in-house counsel.

        (k) Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

        (l) NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDERS AND BORROWER.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

                                        LENDER:

                                        BANK OF AMERICA, N.A.



                                        By:        /s/ Todd Eggertsen
                                               -------------------------------

                                        Name:      Todd Eggertsen
                                               -------------------------------

                                        Title:     Assistant Vice President
                                               -------------------------------

                                        BORROWER:

                                        MEADE INSTRUMENTS CORP.,
                                        a Delaware corporation

                                        By:        /s/ Brent W. Christensen
                                               -------------------------------

                                        Name:      Brent W. Christensen
                                               -------------------------------

                                        Title:     Chief Financial Officer
                                               -------------------------------


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